Exhibit 14.4

ims

Date	20th February 2004

To	Eva Johansson	From	Paul Jenner
	AstraZeneca		IMS Health
	Product Strategy & Licensing		7, Harewood Ave
	Strategic Marketing, S-151 85		London NW1 6JB, UK
Södertalje, Sweden

Tel	+46 8 553 273 51	Tel	+44 207 393 5828
Fax	+46 8 553 235 00	Fax	+44 207 393 5999

Pages

Re	IMS Data Disclosure for Annual Report

Dear Eva,

In connection with AstraZeneca’s anticipated filing of certain registration statements IMS HEALTH hereby authorizes you to refer to IMS HEALTH and certain pharmaceutical industry data derived by IMS HEALTH, as identified on the pages annexed hereto as Exhibit A, a selection of pages from AstraZeneca’s Annual Report for the fiscal year ended 2003 (the “Annual Report”). A copy of the relevant pages of the Annual Report has been provided to IMS HEALTH.

Our authorization is subject to your acknowledgment and agreement that:

1)	IMS HEALTH has not been provided with a full copy of the draft Annual Report but only a very limited number of pages from the documents as indicated above;

2)	IMS HEALTH has not undertaken an independent review of the information disclosed in the Annual Report other than to discuss our observations as to the accuracy of the information relating to IMS HEALTH and certain pharmaceutical industry data derived by IMS HEALTH; and

3)	AstraZeneca accepts full responsibility for the disclosure of all information and data, including that relating to IMS HEALTH, set forth in the Annual Report as filed with the relevant regulatory bodies and agrees to indemnify IMS HEALTH from any third party claims that may arise therefrom.

Please indicate your agreement to the foregoing by signing in the space indicated below. Our authorisation will not become effective until accepted and agreed by AstraZeneca.

Very truly yours,

/s/ Paul Jenner

Paul Jenner, Director Communications and Marketing Services

For and on behalf of IMS HEALTH
IMS Health
7 Harewood Ave
London NW1 6JB, UK

ACCEPTED AND AGREED
THIS 23 DAY OF FEB 2004:

AstraZeneca

By:       /s/ A.C.N. Kemp
Name:  Adrian C.N. Kemp
Title:    Assistant Secretary

Appendex A: Selection of pages in Annual Report

IMS Health
7 Harewood Ave
London NW1 6JB, UK

2

Exhibit A

Annotations from AZ-AR_20_cln final_IMS-3.pdf

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 17:20:51
Please note:
Page numbers in the annotations refer to this PDF file, not to the pagination of the Annual report.

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 09:12:50
Reference to IMS Health

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 17:22:46
All market data in the Global Market Overview chapter is from IMS MIDAS, 37 countries
MAT/Q3/2003

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 09:18:08
AstraZeneca estimate

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 09:20:35
Japan and Mexico: source IMS, China IMS and other sources

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 15:43:23
MIDAS Q3 2003
CV market 33 countries:
C, B1, B2, A8A, A10

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 15:43:57
MIDAS Q3 2003,
33 countries
C10A1

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 17:24:15
NPA Plus Dec 2003
Share of C7A

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 10:08:22
All Crestor data from Crestor Launch track system

Annotation 3; Label: BaseInstaller; Date: 2004-02-16 17:24:50
Monthly Midas November 2003 data
Share of total lisinopril sales

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 17:26:16
MIDAS Q3 2003,
33 countries,
A2B2

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 17:27:17
NPA Plus December 2003
Share of A2B2

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 17:26:34
Selected countries Monthly Midas and local sources
Share of A2B2

Annotation 3; Label: BaseInstaller; Date: 2004-02-16 11:20:06
NPA Plus December 2003

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 15:45:07
MIDAS Q3 2003, 33 countries
The neuroscience market and subgroups as defined by AZ.

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 17:27:45
MIDAS Q3 2003; N5A1
NPA Plus weekly

Annotation 3; Label: BaseInstaller; Date: 2004-02-16 13:37:29
Diprivan, Naropin, Xylocaine: MIDAS Q3 2003

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 17:28:15
NPA Plus; Share of N5A1
Monthly MIDAS MIDAS

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 17:28:41
MIDAS Q3 2003 37 countries
Share of N2C1

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 15:46:30
MIDAS Q3 2003,
33 countries
L1+L2

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 17:30:07
NPA Plus December 2003
Share of L2B2

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 15:27:11
NPA Plus December 2003

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 15:34:25
MIDAS Q3 2003, 33 countries

ATC1 R

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 15:34:57
Monthly MIDAS November 2003

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 15:35:24
NPA Plus December 2003

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 15:41:47
MIDAS Q3 2003, 33 countries
ATC1 = J

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 15:54:37
US IMS data, December 2003, Ethical market

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 17:32:29
NPA Plus December 2003
A2B2

Annotation 3; Label: BaseInstaller; Date: 2004-02-16 17:33:49
Toprol-XL and Seroquel:
NPA Plus December 2003

Annotation 4; Label: BaseInstaller; Date: 2004-02-16 17:33:25
NPA Plus December 2003 and
Monthly MIDAS November 2003

Annotation 1; Label: BaseInstaller; Date: 2004-02-16 16:08:06
MIDAS Q3 2003

Annotation 2; Label: BaseInstaller; Date: 2004-02-16 17:35:04
MIDAS Q3 2003
L1+L2

Annotation 3; Label: BaseInstaller; Date: 2004-02-16 16:18:07
Crestor Launch Track System
Different sources

Annotation 4; Label: BaseInstaller; Date: 2004-02-16 17:37:16
AZ rank Europe
MIDAS Q3 2003

Annotation 5; Label: BaseInstaller; Date: 2004-02-16 16:29:47
Monthly MIDAS Dec 2003
Ethical market

Annotation 6; Label: BaseInstaller; Date: 2004-02-16 17:47:25
Monthly MIDAS November 2003

Share of A2B2

Annotation 7; Label: BaseInstaller; Date: 2004-02-16 17:09:46
MIDAS Q3 2003

Annotation 8; Label: BaseInstaller; Date: 2004-02-16 17:47:42
Monthly MIDAS November 2003
Share of C10A1